                                                                   EXHIBIT 12.1

             NATIONWIDE FINANCIAL SERVICES, INC. AND SUBSIDIARIES

                  STATEMENTS REGARDING COMPUTATION OF RATIOS

                             ($000,000'S OMITTED)

                                       YEAR ENDED DECEMBER 31,
                         ---------------------------------------------------
                           PRO
                         FORMA(1)                 HISTORICAL
                         -------- ------------------------------------------
                           1996     1996     1995     1994     1993    1992
                         -------- -------- -------- -------- -------- ------
Earnings:
  Income from continuing
   operations before
   federal income tax
   expense and
   cumulative effect of
   accounting changes... $  229.2 $  328.1 $  281.2 $  240.4 $  275.8 $116.4
  Fixed charges.........  1,013.0    982.3    950.3    844.6    823.9  802.4
                         -------- -------- -------- -------- -------- ------
                         $1,242.2 $1,310.4 $1,231.5 $1,085.0 $1,099.7 $918.8
                         ======== ======== ======== ======== ======== ======
Fixed charges:
  Interest credited to
   policyholder
   account balances..... $  982.3 $  982.3 $  950.3 $  844.6 $  823.9 $802.4
  Interest on debt......     30.7      --       --       --       --     --
                         -------- -------- -------- -------- -------- ------
                         $1,013.0 $  982.3 $  950.3 $  844.6 $  823.9 $802.4
                         ======== ======== ======== ======== ======== ======
Ratio of earnings to
 fixed charges..........     1.2x     1.3x     1.3x     1.3x     1.3x   1.1x
                         ======== ======== ======== ======== ======== ======
Ratio of earnings to
 fixed charges,
 excluding interest
 credited to
 policyholder account
 balances...............     8.5x      N/A      N/A      N/A      N/A    N/A
                         ======== ======== ======== ======== ======== ======

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(1) Pro Forma results are presented as if the 1996 Cash Dividend, the Special
    Dividend, the Equity Offerings, the Note Offering and the Capital Securities Offering had been consummated at the beginning of the period indicated.